Clawback Policy 1 Policy statement This Policy provides direction for the clawback or prevention of excess Incentive Compensation granted to Executive Personnel in certain circumstances. Appendix A to this Policy is intended to satisfy the requirements of the NYSE Listing Standards and Rule 10D-1 as adopted by the U.S. SEC to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Scope This Policy will operate in addition to any legal requirements that may apply to South Bow and its Team Members, Executive Personnel, officers, and directors. This Policy is in addition to any other action or remedy available to South Bow against the individual under applicable law, up to and including termination of employment and/or legal action for breach of fiduciary duty or fraud. Principles 1 Accountability and accuracy 1.1 Intentional Misconduct such as fraud or willful noncompliance with laws, regulations, stock exchange rules, or other applicable internal policies will trigger clawback or hold back of Incentive Compensation. 1.2 Incentive Compensation must reflect accurate financial and operational performance. If a material error or Restatement occurs, compensation will be recalculated and any excess recovered. Implementation 1 Incentive compensation clawback and holdback 1.1 In addition, and without limitation, to the recourse available to the Corporation pursuant to Appendix A of this Policy, the Committee will, in appropriate cases, as permitted by applicable law and to the extent determined to be in the Corporation’s best interests, require an Executive Personnel to reimburse all or any portion of any Incentive Compensation and shall require South Bow to hold back Incentive Compensation if: Exhibit 97.1

Clawback Policy 2 a) the amount of Incentive Compensation was calculated based on the achievement of certain financial results that were subsequently the subject of a restatement or correction of a material error; b) an appropriate investigation confirmed that the Executive Personnel engaged in Intentional Misconduct that directly caused or partially caused the need for the restatement or caused or partially caused the material error; and c) the amount of Incentive Compensation that would have properly been awarded or paid to the individual in the three year period preceding the date of the restatement or correction of a material error is lower than the amount of Incentive Compensation actually awarded or paid. 1.2 The amount of Incentive Compensation subject to reimbursement or hold back, if any, will be determined by the Committee, which will recommend appropriate action to the Board. 1.3 In determining the amount to be reimbursed or held back, the Committee may take into account any factors it deems relevant, including the following: • the Executive Personnel’s position and degree of responsibility for financial restatement or material error; • the effect of tax and any actual or potential penalties which regulators or third parties may impose on the Executive Personnel or South Bow and whether any credits are appropriate; • the cost and likely outcome of any potential litigation relating to the reimbursement or holdback; and • the best interests of South Bow in the particular circumstances. 1.4 To the extent practicable and as permitted by law, including securities laws and stock exchange requirements pertaining to public disclosure, investigations and related findings under this Policy shall be undertaken and treated in a confidential manner. Your responsibility Team Members must follow all applicable provisions and the spirit and intent of this Policy and support others in doing so. You must promptly report any suspected or actual violation of this Policy through available channels so that South Bow can investigate and address it appropriately. Those who violate this Policy or knowingly permit others under their supervision to violate it may be subject to appropriate corrective action, up to and including termination of employment or contract, as applicable, in accordance with the Company’s corporate governance documents, employment practices, contracts, and agreements. South Bow supports the reporting of suspected breaches of governance, laws, regulations, health, safety, environmental incidents, and near hits, and takes all reports seriously. Those who

Clawback Policy 3 report in good faith are protected from retaliation, though this protection does not extend to intentionally false or malicious reports or attempts to shield personal negligence or misconduct. Interpretation and administration The Company has sole discretion to interpret, administer and apply this corporate governance document and to change it at any time to address new or changed legal requirements or business circumstances. Definitions Committee means the Human Resources Committee of the South Bow Board of Directors as described in the Charter of the Human Resources Committee. Executive Personnel means full-time and part-time South Bow employees and consultants, who at the relevant time, hold the title of Vice-President or above. Incentive Compensation includes short-term and long-term incentive compensation whether paid or unpaid, and any vested or unvested awards previously granted pursuant to any of South Bow's incentive compensation programs. Intentional Misconduct means (i) fraud or (ii) intentional and material non-compliance with applicable laws or stock exchange regulations, South Bow’s policies and procedures relating to financial and operational reporting or South Bow’s Code of Business Ethics. South Bow or the Company means South Bow Corporation and its wholly-owned subsidiaries and/or operated entities. Team Members means full-time, part-time and temporary employees and Contingent Workforce Contractors of South Bow. References Related corporate governance and supporting documents • Code of Business Ethics Policy How to contact us • Policy Questions and Comments South Bow’s reporting channels • Ethics Helpline • Corporate Compliance • Human Resources

Clawback Policy 4 • Legal department • Compliance Coordinators

Clawback Policy 5 Appendix A This Appendix A to the Clawback Policy has been adopted to provide direction for the process of recouping Erroneously Awarded Compensation in order to comply with the requirements of the NYSE Listing Standards and Rule 10D-1 as adopted by the U.S. SEC to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. For the avoidance of doubt, recovery of any amount that may be recouped under the general provisions of the Policy to which this Appendix A is attached shall be in addition to and not in lieu of the recovery of Erroneously Awarded Compensation under this Appendix A. Implementation 1 Recoupment event 1.1 If South Bow Corporation is required to prepare a Restatement, then, as determined by the Human Resources Committee, the Covered Executive’s Incentive-Based Compensation will be subject to forfeiture, recovery and recoupment, subject to the following: d) This Policy applies to Incentive-Based Compensation received by a Covered Executive: (i) on or after the Effective Date, (ii) after beginning services as a Covered Executive, and any subsequent changes in a Covered Executive’s employment status, including retirement or termination of employment, do not affect the Company’s rights to recoup Erroneously Awarded Compensation pursuant to this Policy, and (iii) if the Covered Executive served as a Covered Executive at any time during the performance period for such Incentive-Based Compensation. e) The amount to be forfeited or recouped will equal the Erroneously Awarded Compensation. The Human Resources Committee will take actions necessary to recoup the Erroneously Awarded Compensation reasonably promptly following a Restatement. Where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the Restatement, the amount must be based on a reasonable estimate of the effect of the Restatement on stock price or total shareholder return upon which the Incentive-Based Compensation was received. The Company will maintain documentation of the determination of that reasonable estimate and provide such documentation to the New York Stock Exchange (NYSE). The amount of the Erroneously Awarded Compensation must not be reduced based on, or otherwise calculated with regard to, any taxes paid by the Covered Executive with respect to such amounts. f) This Policy must only apply to Incentive-Based Compensation that was received during the Applicable Period and that was received (or would have been settled in the absence of an elective deferral of payment by the individual) while South Bow Corporation has a class of securities listed on a U.S. national securities exchange or a national securities association. For purposes of this Policy, Incentive-Based Compensation is deemed received in the fiscal period during which the Financial Reporting Measure(s) specified

Clawback Policy 6 in the applicable Incentive-Based Compensation is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of such fiscal period. 1.2 In the event of a recoupment of Erroneously Awarded Compensation from a Covered Executive, the Human Resources Committee may also seek reimbursement of all reasonable costs, including legal fees, incurred in connection with the recoupment of the Erroneously Awarded Compensation from such Covered Executive. 2 Impracticability 2.1 The Company must recoup any Erroneously Awarded Compensation unless the conditions set forth in the following clauses (a), (b) or (c) are met and such recoupment would be impracticable, as determined by the Human Resources Committee in accordance with Rule 10D-1 and the NYSE Listing Standards. No recoupment will be required if: a) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recouped, provided that before concluding that it would be impractical to recoup any amount of Erroneously Awarded Compensation based on this clause (a), the Company must make a reasonable attempt to recoup such Erroneously Awarded Compensation, document such reasonable attempt(s) and provide such documentation to the NYSE; b) recoupment would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to Employees of the Company, to fail to meet the applicable requirements of the U.S. Internal Revenue Code, or any successor provision thereof; or c) recoupment would violate home country law where that law was adopted prior to November 28, 2022, provided that before concluding that it would be impractical to recoup any amount of Erroneously Awarded Compensation based on this clause (c), the Company must obtain an opinion of home country legal counsel, acceptable to the NYSE, that recoupment would result in such violation, and must provide such opinion to the NYSE. 3 No indemnification 3.1 The Company must not indemnify any current or former Covered Executive against the loss of Erroneously Awarded Compensation, and must not pay, or reimburse any Covered Executives for premiums, for any insurance policy to fund such Covered Executive’s potential repayment obligations. 4 Other recoupment rights 4.1 The Human Resources Committee may require that any employment agreement, equity award agreement, or similar agreement entered into, amended or restated on or after the Effective Date must, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy and the application of this Policy to any award made prior to the Effective Date.

Clawback Policy 7 5 Notification requirements 5.1 In the event of a Restatement or potential Restatement, the Financial Reporting department must notify the Corporate Secretarial Legal department and the Human Resources department as soon as reasonably possible. 6 Effective Date 6.1 This Policy is effective as of the Effective Date. 6.2 To the extent there are any inconsistencies, as of the Effective Date, this Appendix A supersedes all prior contracts, agreements and understandings, written or oral, with any Covered Executive. In the event any contract, agreement or understanding with any Covered Executive is inconsistent with the terms of this Policy, including Appendix A, the terms of this Policy will govern. 6.3 The terms of this Policy, including this Appendix A, must apply to any Incentive-Based Compensation that is received by a Covered Executive on or after the Effective Date, even if such Incentive-Based Compensation was approved, awarded, granted or paid to the Covered Executive prior to the Effective Date. Subject to applicable law, the Human Resources Committee may effect forfeiture or recoupment under this Policy from any amount of compensation approved, awarded, granted, payable or paid to the Covered Executive prior to, on or after the Effective Date. Definitions Applicable Period means the three completed fiscal years prior to the earlier of: • the date South Bow Corporation’s Board of Directors, a committee of the Board of Directors, or officer(s) authorized to take such action if action by the Board of Directors is not required, concludes, or reasonably should have concluded, that South Bow Corporation is required to prepare a Restatement; or • the date a court, regulator, or other legally authorized body directs South Bow Corporation to prepare a Restatement. In addition to the last three completed fiscal years described in the preceding sentence, the Applicable Period includes any transition period (that results from a change in South Bow Corporation’s fiscal year) within or immediately following those three completed fiscal years; provided, however, a transition period between the last day of South Bow Corporation’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months would be deemed a completed fiscal year for purposes of the Applicable Period. Covered Executive means all of South Bow Corporation’s current and former executive officers, as determined by the Human Resources Committee, in accordance with the Listing Standards and Rule 10D-1 and the definition of executive officer as defined in Rule 10D-1(d). Effective Date means October 1, 2024.

Clawback Policy 8 Employee means full-time, part-time, temporary and student employees of the Company. Erroneously-Awarded Compensation means the amount of Incentive-Based Compensation received by a Covered Executive that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the Restatements. Exchange Act means the U.S. Securities Exchange Act of 1934, as amended. Financial Reporting Measures means measures that are determined and presented in accordance with the accounting principles used in preparing South Bow Corporation’s financial statements, and any measures that are derived wholly or in part from such measures, including stock price and total shareholder return. Human Resources Committee means the Human Resources Committee of the South Bow Corporation Board of Directors. Incentive-Based Compensation means all compensation, such as cash bonuses or other cash incentive awards (including any deferred element thereof), and vested and unvested equity awards (including options, restricted stock and restricted stock units, performance stock unit awards and performance stock awards) from the Company that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For the avoidance of doubt, Incentive-Based Compensation does not include annual salary, compensation awarded based on completion of a specified period of service, or compensation awarded based on subjective standards, strategic measures, or operational measures, unless also based on attainment of a Financial Reporting Measure. NYSE Listing Standards means Section 303A.14 of the New York Stock Exchange Listed Company Manual. Restatement means an accounting restatement of South Bow Corporation’s financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, including any required accounting Restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Rule 10D-1 means Rule 10D-1 promulgated under the Exchange Act. South Bow or the Company means South Bow Corporation and its wholly-owned subsidiaries and operated entities. U.S. SEC means the United States Securities and Exchange Commission.